Exhibit (a)(1)(i)

CLARION PARTNERS REAL ESTATE INCOME FUND INC.

REPURCHASE REQUEST FORM

All sections must be fully completed in order to process your request.

For delivery by regular mail:	For delivery by registered, certified or express mail, by overnight courier or by personal delivery:	For Clients of Ameriprise Financial delivery by electronic submission (e-file) or fax or regular mail to:

Franklin Templeton c/o SS&C GIDS, Inc. PO Box 219520 Kansas City, MO 64121-9520	Franklin Templeton c/o SS&C GIDS, Inc. 801 Pennsylvania Ave, Suite 219520, Kansas City, MO 64105-1307	Ameriprise Financial 70100 Ameriprise Financial Center, Minneapolis, MN 55474 Fax: 1.866.432.9267

Beneficial Owner(s) Information

Name:		Name:

Address:		Address:
	(street)		(street)

(city/state) (zip)	(city/state) (zip)

Social Security or Tax ID No.:	Social Security or Tax ID No.:

Telephone No.:	Telephone No.:

Fund’s shares (Shares) are held through an individual retirement account (IRA) or other qualified pension account: ☐ Yes ☐ No

Clarion Partners Real Estate Income Fund Inc. Account No. (if known):

Registered Holder Information (if different than above; print name exactly as it appears on the subscription agreement or as indicated on the stock ledger maintained by the Fund’s transfer agent)*

* For positions registered in the name of a custodian, the signature of the custodian is required. Please ensure the custodian signs this Repurchase Request Form in the “Registered Holder Signature” block in Section E.

Name of Registered Holder:
(e.g., custodian if shares are registered in the name of a custodian)

Address:
(street) (city/state) (zip)

Tax ID No.:	Telephone No.:

B. NUMBER OF SHARES BEING TENDERED (select one option)

☐	All Shares owned

☐	Other number of Shares (specify class of Share(s)):

Please note, if the redemption being requested is due to death of shareholder, please call 844-534-4627 regarding any additional documents that may be required.

C. REMITTANCE INFORMATION (select one option, if applicable)

Please note that signatures on this Repurchase Request Form must be affixed with a medallion guarantee unless

(i)	the Repurchase Request Form is signed by the registered holder of the Shares tendered or

(ii)

such Shares are tendered for the account of an Eligible Institution (as defined in the Offer to Purchase). In all other cases, all signatures on the Repurchase Request Form must be guaranteed by an Eligible Institution.

If no option below is selected, (i) all proceeds from tenders processed for custodial accounts will be remitted to the custodian and (ii) all proceeds from tenders processed for non-custodial accounts will be remitted to the address of record for the owner(s).

☐	Remit payment in the name of the owner(s) to the address of the owner(s) or custodian of record, as applicable, on record with the Fund.

☐

Remit payment in the name of the owner(s) directly to the bank account of the owner(s) or custodian of record, as applicable, on record with the Fund. If no such bank account information is on record with the Fund, payment will be remitted in the name of the owner(s) to the address of the owner(s) or custodian of record, as applicable, on record with the Fund.

☐	Remit payment to, and in the name of, the following third party:

Name:

Address:

(street) (city/state) (zip)
☐ Remit payment in the name of the following account holder and to the following bank account via ACH:

Bank Name:

Bank Routing No.:

Bank Account No.:

Bank Account Holder Name:

Bank Account Holder Social:

Security or Tax ID No.:

D. COST BASIS INFORMATION (information required for tax reporting purposes)

Per the Internal Revenue Service (IRS) regulation “Basis Reporting by Securities Brokers and Basis Determination for Stock,” the Fund is required to know the cost accounting method the owner(s) would like the

Fund to use in calculating the gain or loss associated with this repurchase offer. If the owner(s) does not provide this information, the Fund will use its chosen default method, First-In, First-Out (FIFO). Note that the Fund’s default method may not be the most tax advantageous method. The owner(s) may want to consult their financial advisor or tax professional before completing this section.

Select one option then complete the additional information requested, if applicable:

☐ First-In, First-Out (FIFO)

First-In, First-Out uses the first lots purchased into the account to determine the cost basis of the Shares and to calculate the gain or loss.

☐ Specific Share Identification

Specific Share Identification allows the owner(s) to select the Shares from any purchase or reinvested lot that has not previously been sold. Indicate in the table below the number and class of Shares and date of purchase for each lot to be repurchased in this transaction. To the extent all Shares tendered are not accepted by the Fund, the Fund will use the Shares listed in the first row of the table and proceed to the next row(s) as necessary until all Shares accepted by the Fund are accounted.

NUMBER OF SHARES	CLASS OF SHARES	DATE OF PURCHASE

Note that Shares tendered within 12 months of the original issue date of such Shares will be subject to a fee of 2.00% of the net asset value of the Shares repurchased by the Fund (“Early Withdrawal Fee”). The Early Withdrawal Fee will be made by reducing the repurchase proceeds.

In addition, if no withholding election is indicated below, IRS regulations require that 10% Federal income tax withholding be taken from your IRA distributions. We encourage you to consult your accountant or tax advisor regarding your IRA distributions. Even if you elect not to have Federal income tax withheld, you are liable for payment of Federal income tax on the taxable portion of your distribution. You may be subject to tax penalties under the estimated tax payment rules if your payments of estimated tax and withholdings are not adequate.

Federal Income Tax Withholding is to be withheld at % (If a percentage is not specified, 10% will automatically be withheld).

I elect NOT to have Federal Income Tax withheld.

E. SIGNATURE (all registered holders must sign)

Signatures on this Repurchase Request Form must be affixed with a medallion guarantee unless

(iii)	the Repurchase Request Form is signed by the registered holder of the Shares tendered or

(iv)

such Shares are tendered for the account of an Eligible Institution (as defined in the Offer to Purchase). In all other cases, all signatures on the Repurchase Request Form must be guaranteed by an Eligible Institution.

The signatory (“Signatory”) authorizes and instructs the Fund to make a cash payment (payable by check or wire transfer) for Shares accepted for purchase by the Fund, without interest thereon and less any applicable withholding taxes, to which the Signatory is entitled in accordance with the instructions in Section C “Remittance Information” above. By executing this Repurchase Request Form, the Signatory hereby delivers to the Fund in connection with the repurchase offer the number of Shares indicated in Section B “Number of Shares Being Tendered” above.

Note: To prevent backup withholding, please (i) submit a Form W-9 for U.S. shareholders (or applicable Form W-8 for non-U.S. shareholders) or (ii) ensure that a completed and signed application form or a Form W-9 for U.S. shareholders (or applicable Form W-8 for Non-U.S. shareholders) has been previously submitted.

If Shares are registered in the name of a custodian, the custodian of the Shares must execute this Repurchase Request Form, and the beneficial owner of the Shares hereby authorizes and directs the custodian of the Shares to execute this Repurchase Request Form.

Beneficial Owner Signature:

Print Name of Beneficial Owner	Print Name of Beneficial Owner

Title of Signatory if Acting in a Representative Capacity	Title of Signatory if Acting in a Representative Capacity

Signature – Beneficial Owner	Signature – Beneficial Owner

Date	Date

Registered Holder Signature (if different than above; print name exactly as it appears on the subscription agreement or as indicated on the stock ledger maintained by the Fund’s transfer agent):

Signature – Registered Holder

Print Name of Registered Holder

Title of Signatory

Date

Signature Guarantee:*			Signature Guarantee:*

The undersigned hereby guarantees the signature of the registered holder, or if no registered holder is provided, the beneficial owner which appears above on this Repurchase Request Form.			The undersigned hereby guarantees the signature of the registered holder, or if no registered holder is provided, the beneficial owner which appears above on this Repurchase Request Form.

Institution Issuing Guarantee:			Institution Issuing Guarantee:
Name			Name
Address			Address
	(street)			(street)
	(city/state)	(zip)		(city/state)		(zip)

Authorized Signature			Authorized Signature
Name			Name
Title	Date		Title		Date